Exhibit 24.1

Power of Attorney

Each person whose signature appears below constitutes and appoints Gordon A. Davies, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments or post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing appropriate or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney relating to this Registration Statement has been signed by the following persons in the capacities indicated, on the this 30th day of June, 2005.

Directors:

/s/ M. BISCHOFF	/s/ R.D. MCCORMICK
(M. BISCHOFF)	(R.D. MCCORMICK)
/s/ J.J. BLANCHARD	/s/ W.A. OWENS
(J.J. BLANCHARD)	(W.A. OWENS)
/s/ R.E. BROWN	/s/ H.J. PEARCE
(R.E. BROWN)	(H.J. PEARCE)
/s/ J.E. CLEGHORN	/s/ G. SAUCIER
(J.E. CLEGHORN)	(G. SAUCIER)
/s/ L.Y. FORTIER	/s/ S.H. SMITH, JR.
(L.Y. FORTIER)	(S.H. SMITH, JR.)
/s/ R.A. INGRAM	/s/ L.R. WILSON
(R.A. INGRAM)	(L.R. WILSON)
/s/ J.P. MANLEY
(J.P. MANLEY)